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                                                                      Exhibit 10

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post- Effective Amendment No. 11 to the Registration Statement (Form N-4 No. 333-93875) pertaining to the Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) March 31, 2005, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2005, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.


/s/ Ernst & Young LLP
Fort Wayne, Indiana
April 18, 2005